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DOLLAR GENERAL BOARD OF DIRECTORS DECLARES INCREASED DIVIDEND

GOODLETTSVILLE, Tenn. – March 17, 2006 – Dollar General Corporation (NYSE: DG) today announced that its board of directors declared a dividend of $0.05 per share, payable April 20, 2006, to common shareholders of record on April 6, 2006. This dividend declaration is an 11 percent increase from the Company’s previous quarterly dividend rate of  $0.045 per share.

Dollar General is a Fortune 500® discount retailer with 7,993 neighborhood stores as of February 24, 2006.  Dollar General stores offer convenience and value to customers by offering consumable basic items that are frequently used and replenished, such as food, snacks, health and beauty aids and cleaning supplies, as well as a selection of basic apparel, housewares and seasonal items at everyday low prices.  The Company store support center is located in Goodlettsville, Tennessee. Dollar General’s Web site can be reached at www.dollargeneral.com.

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